UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  March 29, 2011

Date of Earliest Event Reported:  March 14, 2011

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio	31-1332119
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5057 Troy Rd, Springfield, OH	45502-9032
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2011, AdCare Health Systems, Inc., (the “Company”) entered a purchase agreement for the asset purchase of four skilled nursing facilities in Arkansas, the acquisition of a 10-year lease for one skilled nursing facility in Missouri and certain corporate office space all owned by a private seller.  The five facilities have 506 beds in total (416 in Arkansas and 90 in Missouri).  The purchase price is $20,000,000.  The Company paid a $250,000 earnest money deposit upon signing the purchase agreement.  The earnest money deposit is refundable subject to certain terms and conditions.  The Company is currently expecting to finalize Operations Transfer Agreements and effectively obtain control of these facilities sometime between June 1, 2011 and August 1, 2011.

Item 2.02.  Financial Statements and Exhibits.

On March 23, 2010, the Company issued a press release announcing its financial results for the year ended December 31, 2010.  A copy of this press release is furnished as Exhibit 99.2 hereto.  Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Current Report on Form 8-K, including the attached exhibit and the information set forth therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 8.01 Other Matters

On March 15, 2010, the Company issued a press release announcing their entry into the purchase agreement described under Item 1.01 above.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Item 8.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit Number	Description of Exhibit
99.1	Purchase Agreement with Pinnacle Healthcare Management, LLC
99.2	Press Release dated March 15, 2011
99.3	Press Release dated March 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  March 29, 2011

ADCARE HEALTH SYSTEMS, INC.

By:  /s/ Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer

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